EXHIBIT 99.1


Date:      May 17, 2006
Contact:   Joe L. Powers, Executive Vice President
           P.O. Box 141000
           Nashville, TN  37214-1000
           Phone:    (615) 902-1300
           Fax:      (615) 883-6353
           Website:  www.thomasnelson.com


               Thomas Nelson Announces FY 2006 Fourth Quarter
                             and Year-End Results


Nashville, TN. May 17, 2006. Thomas Nelson, Inc. (NYSE: TNM) today announced its financial results for the fiscal year and for the fourth quarter ended March 31, 2006:

Net revenue increased 6% in fiscal 2006, reaching $253.1 million, compared to $237.8 million in the prior year. The fourth-quarter increase was 9%, with revenue reaching $69.1 million in the period versus $63.6 million a year ago. The fourth quarter increase was primarily due to a strong performance from the Company's trade book groups. Net billings from the top ten titles were up 22% over the prior year.

Net income advanced 6% for the full fiscal year. The Company earned
$21.0 million for the year compared with $19.8 million in the previous year. Fourth-quarter net income was $6.5 million, a 7% gain from the $6.1 million in the prior year.

Basic earnings per share, at $1.41, were 4% ahead of last year's $1.35.
Diluted earnings per share posted a 5% year-over-year gain, growing from $1.31 to $1.37 for the full fiscal year. Fourth-quarter basic earnings per share were $0.43, compared with $0.41 a year ago, which is a 5% increase, and diluted income per share reached $0.42, up 5% from the $0.40 of the prior year's quarter.

Discussion of Non-GAAP Financial Measures
-----------------------------------------
Included in Selling, General and Administrative Expenses are $2.5M in costs related to the Company's pursuit of strategic alternatives, primarily related to a proposed merger agreement. The agreement, entered into on February 20, 2006, provides for the acquisition of Thomas Nelson by Faith Media, which is controlled by InterMedia Partners VII, LP, a private equity investment firm that makes mid- to large-size investments in media companies. Proforma earnings per share would have been $1.51 (basic) and $1.47 (diluted) if the transaction expenses had not been incurred. This would have represented a 12% increase over the prior year. This adjustment to our GAAP financial results is made with the intention of providing a better understanding of our financial results and how they compare to the prior year. This adjustment to our GAAP financial results is not meant to be considered in isolation or construed as a substitute for earnings per share prepared in accordance with accounting principles generally accepted in the United States of America
(GAAP) for purposes of analyzing our profitability.

This news release includes certain forward-looking statements (all statements other than those made solely with respect to historical fact) and the actual results may differ materially from those contained in the forward-looking statements due to known and unknown risks and uncertainties. Any one or more of several risks and uncertainties could account for differences between the forward-looking statements that are made today and the actual results, including with respect to our sales, profits, liquidity and capital position. These factors include, but are not limited to: risks relating to our ability to satisfy regulatory requirements with respect to our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, which requires us to perform an evaluation of our internal control over financial reporting and have our auditor attest to such evaluation; softness in the general retail environment or in the markets for our products; the timing and acceptance of products being introduced to the market; the level of product returns experienced; the level of margins achievable in the marketplace; the collectibility of accounts receivable; the recoupment of royalty advances; the effects of acquisitions or dispositions, the financial condition of our customers and suppliers; the realization of inventory values at carrying amounts; our access to capital; the outcome of any Internal Revenue Service audits; and the realization of income tax and intangible assets. These conditions cannot be predicted reliably and the Company may adjust its strategy in light of changed conditions or new information. Thomas Nelson disclaims any obligation to update forward-looking statements.

Thomas Nelson, Inc. is a leading publisher and distributor of products emphasizing Christian, inspirational and family value themes and believes it is the largest publisher of Bibles and inspirational products. For more information, visit our website www.thomasnelson.com.

Thomas Nelson's Common stock and Class B Common stock are listed on the New York Stock Exchange (TNM-NYSE).

                                     ###

                     THOMAS NELSON, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                          (000's omitted, unaudited)


                                                             March 31,
                                                        -------------------
                                                          2006       2005
                                                        --------   --------
ASSETS
   Current assets:
     Cash and cash equivalents                          $ 25,791   $ 23,999
     Accounts receivable (net)                            69,622     61,342
     Inventories                                          34,944     36,678
     Prepaid expenses                                     24,922     18,037
     Deferred tax assets                                   5,116      4,797
                                                        --------   --------
   Total current assets                                  160,395    144,853

   Property, plant and equipment, net                     19,999     14,618
   Other assets                                           12,122     12,181
   Deferred charges                                        2,094      1,353
   Intangible assets                                       2,398      1,085
   Goodwill                                               29,304     29,304
                                                        --------   --------
TOTAL ASSETS                                            $226,312   $203,394
                                                        ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
     Accounts payable                                   $ 27,713   $ 25,739
     Accrued expenses                                     13,013     12,699
     Deferred revenue                                     10,336      9,784
     Dividends payable                                       -          740
     Income taxes currently payable                       11,300      3,160
     Current portion of long-term debt                       -        2,308
                                                        --------   --------
   Total current liabilities                              62,362     54,430

   Long-term taxes payable                                14,473     22,592
   Deferred tax liabilities                                1,024        911
   Other liabilities                                       2,084        827
   Minority interest                                          18         13
 Shareholders' equity:
   Preferred stock, $1.00 par value, authorized
      1,000,000 shares; none issued                          -          -
   Common stock, $1.00 par value, authorized
      20,000,000 shares; issued 14,066,327 and
      13,875,108 shares, respectively                     14,066     13,875
   Class B stock, $1.00 par value, authorized
      5,000,000 shares; issued 948,228 and 923,762
      shares, respectively                                   948        924
   Additional paid-in capital                             51,760     48,978
   Retained earnings                                      79,577     60,844
                                                        --------   --------
Total shareholders' equity                               146,351    124,621
                                                        --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $226,312   $203,394
                                                        ========   ========



                     THOMAS NELSON, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (000's omitted, except per share data, unaudited)

                                        Three Months Ended   Twelve Months Ended
                                             March 31,            March 31,
                                       ------------------    ------------------
                                         2006      2005        2006      2005
                                       -------    -------    --------  --------
Net revenues                           $69,145    $63,553    $253,057  $237,817
Costs and expenses:
   Cost of goods sold                   35,032     35,004     140,857   134,057
   Selling, general & administrative    23,037     18,821      76,040    69,465
   Depreciation & amortization             911        722       3,064     2,587
                                       -------    -------    --------  --------
  Total costs and expenses              58,980     54,547     219,961   206,109
                                       -------    -------    --------  --------
Operating income                        10,165      9,006      33,096    31,708
Other income                               220         86         825       354
Interest expense                            54         94         252       644
                                       -------    -------    --------  --------
Income from continuing operations
     before income taxes                10,331      8,998      33,669    31,418
Provision for income taxes               3,843      3,015      12,524    11,647
Minority interest                            -          1           5         4
                                       -------    -------    --------  --------
Income from continuing operations        6,488      5,982      21,140    19,767
Discontinued operations:
   Income (loss) on disposal, net of
     applicable taxes                      (10)        72        (163)       50
                                       -------    -------    --------  --------
Net income                             $ 6,478    $ 6,054    $ 20,977  $ 19,817
                                       =======    =======    ========  ========
Weighted average number of shares
    Basic                               15,007     14,761      14,921    14,649
                                       =======    =======    ========  ========
    Diluted                             15,498     15,231      15,344    15,107
                                       =======    =======    ========  ========
Net income per share, Basic:
    Income from continuing operations  $  0.43    $  0.41    $   1.42  $   1.35
    Loss from discontinued operations      -          -         (0.01)      -
                                       -------    -------    --------  --------
Net income per share                   $  0.43    $  0.41    $   1.41  $   1.35
                                       =======    =======    ========  ========
Net income per share, Diluted:
    Income from continuing operations  $  0.42    $  0.40    $   1.38  $   1.31
    Loss from discontinued operations      -          -         (0.01)      -
                                       -------    -------    --------  --------
    Net income (loss) per share        $  0.42    $  0.40    $   1.37  $   1.31
                                       =======    =======    ========  ========